Exhibit 99.1

Verso Corporation Names Brian D. Cullen Senior Vice President and Chief Financial Officer

MIAMISBURG, Ohio – June 4, 2021 — Verso Corporation (NYSE: VRS) today announced that Brian D. Cullen will become its Senior Vice President and Chief Financial Officer effective June 16, 2021.

“I am very pleased to have someone of Brian’s caliber join Verso’s leadership team and serve in this critical role for our company,” said President and Chief Executive Officer Randy Nebel. “His operating finance proficiency and experience combined with his strong strategic thinking and leadership skills will be extremely beneficial to Verso as we continue to strengthen our position as a leader in the paper industry.”

Mr. Cullen has over 20 years of broad financial and strategic leadership experience, with the majority of his career holding executive and senior leadership roles at Fortune 500 companies, including McDonald’s Corporation and The Procter & Gamble Co. Prior to joining Verso he served as US Vice President of Finance and Controller for McDonald’s Corporation. Mr. Cullen holds a B.B.A. in Finance with accounting concentration from The University of Notre Dame in Indiana.

Mr. Cullen will succeed Allen J. Campbell who will retire from Verso effective June 30, 2021. Mr. Campbell will remain with Verso through the remainder of June to assist with the transition to Mr. Cullen.

“On behalf of our Board and leadership team, I would like to thank Allen for his leadership and significant contributions to Verso’s success and congratulate him on his retirement,” said Nebel. “Additionally, I appreciate Allen’s preparedness and commitment to help transition this role to Brian prior to his departure.”

About Verso Corporation

Verso Corporation is a leading American owned and operated producer of graphic, specialty and packaging paper and market pulp, with a long-standing reputation for quality and reliability. Verso’s graphic paper products are designed primarily for commercial printing, advertising and marketing applications, including direct mail, catalogs, corporate collateral, books and magazines. Verso’s specialty paper products include release liner papers and label face stock for pressure sensitive, glue-applied and laminate applications. Verso produces packaging paper used in higher-end packaging and printing applications such as greeting cards, book covers, folders, labels and point-of-purchase displays. Verso also makes market pulp used in printing, writing, specialty and packaging papers, facial and toilet tissue, and paper towels. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed in Verso’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021, as such risks and uncertainties may be updated from time to time in Verso’s other filings with the SEC. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

For further information:

Investors Contact: investor.relations@versoco.com, 937-528-3220

Media Contact: Shawn Hall, Director, Communications, 937-528-3700,

shawn.hall@versoco.com